Exhibit 99.2 First Quarter 2023 Earnings Results Presentation April 18, 2023

Results Snapshot Net Revenues Net Earnings EPS 1Q23 $12.22 billion 1Q23 $3.23 billion 1Q23 $8.79 1 1 Annualized ROE Annualized ROTE Book Value Per Share 1Q23 11.6% 1Q23 12.6% 1Q23 $310.48 (+2.3% YTD) Highlights 2 3,4 #1 in completed M&A Record AUS of $2.67 trillion Strong net revenues in FICC and Equities, Record Management and other fees of $2.28 billion Record Equities financing net revenues 1

Financial Overview

Financial Results

$ in millions, except per share amounts	1Q23	vs. 4Q22	vs. 1Q22
Global Banking & Markets	$ 8,444	30%	(16)%
Asset & Wealth Management	3,216	(10)%	24%
Platform Solutions	564	10%	110%
Net revenues	12,224	15%	(5)%
Provision for credit losses	(171)	N.M.	N.M.
Operating expenses	8,402	4%	9%
Pre-tax earnings	$ 3,993	161%	(14)%
Net earnings	$ 3,234	144%	(18)%
Net earnings to common	$ 3,087	161%	(19)%
Diluted EPS	$ 8.79	165%	(18)%
ROE[1]	11.6%	7.2pp	(3.4)pp
ROTE[1]	12.6%	7.8pp	(3.2)pp
Efficiency Ratio[3]	68.7%	(7.7)pp	9.0pp

Financial Overview Highlights

- 1Q23 results included EPS of $8.79 and ROE of 11.6%
  - 1Q23 net revenues were slightly lower YoY
    - Lower net revenues in Global Banking & Markets
    - Partially offset by significantly higher net revenues in Asset & Wealth Management and Platform Solutions
  - 1Q23 provision for credit losses was a net benefit of $171 million
    - Reflecting a reserve reduction related to a partial sale of the Marcus loans portfolio and the transfer of the remainder of the portfolio to held for sale
    - Partially offset by net provisions related to the credit card and point-of-sale loan portfolios, reflecting net charge-offs and growth, and a provision related to a term deposit
  - 1Q23 operating expenses were higher YoY, reflecting higher non-compensation expenses

Net Revenues by Segment ($ in millions)



$12,224
$8,444
$3,216
$564
$10,593
$6,519
$3,561
$513
$12,933
$10,062
$2,603
$268
1Q23
4Q22
1Q22
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

2

Global Banking & Markets

Goldman Sachs

Financial Results

$ in millions	1Q23	vs. 4Q22	vs. 1Q22
Investment banking fees	$ 1,579	(16)%	(26)%
FICC	3,931	46%	(17)%
Equities	3,015	45%	(7)%
Other	(81)	N.M.	N.M.
Net revenues	8,444	30%	(16)%
Provision for credit losses	129	N.M.	(32)%
Operating expenses	4,629	10%	(7)%
Pre-tax earnings	$ 3,686	61%	(25)%
Net earnings	$ 2,986	52%	(28)%
Net earnings to common	$ 2,876	55%	(29)%
Average common equity	$ 69,497	(2)%	2%
Return on average common equity	16.6%	6.1pp	(7.3)pp

Global Banking & Markets Highlights

- 1Q23 net revenues were lower YoY compared to a strong 1Q22
  - Investment banking fees primarily reflected significantly lower net revenues in Advisory and Debt underwriting
  - FICC reflected significantly lower net revenues in intermediation
  - Equities reflected significantly lower net revenues in intermediation, partially offset by significantly higher net revenues in financing
- Investment banking fees backlog[3] decreased QoQ, primarily in Advisory
- 1Q23 select data[4]:
  - Total assets of $1.28 trillion
  - Loan balance of $109 billion
  - Net interest income of $347 million

Global Banking & Markets Net Revenues ($ in millions)



$8,444
$1,579
$3,931
$3,015
$(81)
1Q23
$6,519
$1,873
$2,687
$2,073
$(114)
4Q22
$10,062
$2,144
$4,730
$3,239
$(51)
1Q22
Investment banking fees
FICC
Equities
Other

3

Global Banking & Markets – Net Revenues

Net Revenues

$ in millions	1Q23	vs. 4Q22	vs. 1Q22
Advisory	$ 818	(42)%	(27)%
Equity underwriting	255	39%	(8)%
Debt underwriting	506	79%	(32)%
Investment banking fees	1,579	(16)%	(26)%
FICC intermediation	3,280	66%	(20)%
FICC financing	651	(9)%	3%
FICC	3,931	46%	(17)%
Equities intermediation	1,741	57%	(20)%
Equities financing	1,274	32%	20%
Equities	3,015	45%	(7)%
Other	(81)	N.M.	N.M.
Net revenues	$ 8,444	30%	(16)%

Global Banking & Markets Net Revenues Highlights

- 1Q23 Investment banking fees were significantly lower YoY
  - Advisory reflected a significant decline in industry-wide completed mergers and acquisitions transactions
  - Debt underwriting reflected a decline in industry-wide volumes
- 1Q23 FICC net revenues were lower YoY compared with a strong 1Q22
  - FICC intermediation reflected significantly lower net revenues in currencies and commodities, partially offset by significantly higher net revenues in interest rate products and higher net revenues in mortgages and credit products
  - FICC financing was slightly higher
- 1Q23 Equities net revenues were lower YoY compared with a strong 1Q22
  - Equities intermediation reflected significantly lower net revenues across both derivatives and cash products
  - Equities financing primarily reflected increased spreads

4

Asset & Wealth Management

Financial Results

$ in millions		1Q23	vs. 4Q22	vs. 1Q22
Management and other fees	$	2,282	2%	12%
Incentive fees		53	36%	(33)%
Private banking and lending		354	(53)%	(28)%
Equity investments		119	(59)%	N.M.
Debt investments		408	74%	40%
Net revenues		3,216	(10)%	24%
Provision for credit losses		(565)	N.M.	N.M.
Operating expenses		3,168	(6)%	32%
Pre-tax earnings	$	613	N.M.	N.M.
Net earnings	$	496	N.M.	N.M.
Net earnings to common	$	464	N.M.	N.M.
Average common equity	$	32,684	–	5%
Return on average common equity		5.7%	5.8pp	6.1pp

Asset & Wealth Management Highlights

- 1Q23 net revenues were significantly higher YoY
  - Management and other fees primarily reflected the inclusion of NN Investment Partners (NNIP) and a reduction in fee waivers on money market funds
  - Private banking and lending included a loss of ~$470 million related to a partial sale of the Marcus loans portfolio and the transfer of the remainder of the portfolio to held for sale, partially offset by the impact of higher deposit spreads
  - Equity investments reflected mark-to-market net gains from investments in public equities compared with significant mark-to-market net losses in 1Q22, partially offset by significantly lower net gains from investments in private equities
    - Public: 1Q23 ~$85 million, compared to 1Q22 ~$(560) million
    - Private: 1Q23 ~$35 million, compared to 1Q22 ~$265 million
  - Debt investments reflected net mark-ups compared with net mark-downs in 1Q22
- 1Q23 provision for credit losses reflected a reserve reduction of ~$440 million related to a partial sale of the Marcus loans portfolio and the transfer of the remainder of the portfolio to held for sale
- 1Q23 select data[4]:
  - Total assets of $201 billion
  - Loan balance of $53 billion, of which $36 billion related to Private banking and lending
  - Private bank and direct-to-consumer deposits of $219 billion
  - Net interest income of $886 million

Asset & Wealth Management Net Revenues ($ in millions)



$3,216
$2,282
$53
$354
$119
$408
1Q23
$3,561
$2,248
$39
$753
$287
$234
4Q22
$2,603
$2,035
$79
$492
$291
$(294)
1Q22
Management and other fees
Incentive fees
Private banking and lending
Equity investments
Debt investments

5

Assets Under Supervision 3,4 3,4 AUS Rollforward AUS Highlights n During the quarter, AUS increased $125 billion to a record $2.67 trillion $ in billions 1Q23 4Q22 1Q22 — Net market appreciation of $68 billion, primarily in equity and fixed income assets Beginning balance $ 2,547 $ 2,427 $ 2,470 — Liquidity products net inflows of $49 billion 8 22 17 Long-term AUS net inflows / (outflows) — Long-term net inflows of $8 billion, driven by net inflows in fixed income assets Liquidity products 49 11 (6) Total AUS net inflows / (outflows) 57 33 11 Acquisitions / (dispositions) – – 7 3,4 1Q23 AUS Mix Net market appreciation / (depreciation) 68 87 (94) 10% $ 2,672 $ 2,547 $ 2,394 Ending balance 28% 39% 37% 22% Asset Client 3,4 Class Channel AUS by Asset Class $ in billions 1Q23 4Q22 1Q22 29% 35% $ 268 $ 263 $ 240 Alternative investments Equity 597 563 592 7% 12% Fixed income 1,047 1,010 887 Long-term AUS 1,912 1,836 1,719 22% Liquidity products 760 711 675 54% Region Vehicle 34% $ 2,672 $ 2,547 $ 2,394 Total AUS 71% 6

Asset & Wealth Management – Alternative Investments

Alternative Investments AUS and Effective Fees[4]

$ in billions	1Q23 Average AUS	1Q23 Effective Fees (bps)
Corporate equity	$ 95	84
Credit	44	77
Real estate	20	71
Hedge funds and other	65	61
Funds and discretionary accounts	224	75
Advisory accounts	41	16
Total alternative investments AUS	$ 265	66

On-Balance Sheet Alternative Investments[4]

$ in billions	1Q23	4Q22
Equity securities	$ **14.5**	$ 14.7
Loans	**17.3**	19.0
Debt securities	**12.3**	12.3
CIE investments and other[5]	**12.4**	12.6
Total On-B/S alternative investments	$ **56.5**	$ 58.6
Client co-invest	$ **22.8**	$ 23.0
Firmwide initiatives / CRA investments	**6.3**	5.9
Historical principal investments[6]	**27.4**	29.7
Total On-B/S alternative investments	$ **56.5**	$ 58.6

Alternative Investments Highlights[4]

- 1Q23 Management and other fees from alternative investments were $494 million, up 21% compared with 1Q22
- During the quarter, alternative investments AUS increased $5 billion to $268 billion
- 1Q23 gross third-party alternatives fundraising across strategies was $14 billion, including:
  - $4 billion in corporate equity, $4 billion in credit, $2 billion in real estate and $4 billion in hedge funds and other
  - $193 billion raised since the end of 2019
- During the quarter, on-balance sheet alternative investments declined by $2.1 billion to $56.5 billion
  - Historical principal investments declined by $2.3 billion to $27.4 billion and included $5.6 billion of equity securities, $6.9 billion of loans, $4.9 billion of debt securities and $10.0 billion of CIE investments and other

Historical Principal Investments Rollforward[4,6] ($ in billions)



$29.7
$(0.1)
$0.5
$(2.7)
$27.4
YE22
Net mark-ups / (mark-downs)
Additions
Dispositions / Paydowns[7]
1Q23

7

Platform Solutions

Goldman Sachs

Financial Results

$ in millions	1Q23	vs. 4Q22	vs. 1Q22
Consumer platforms	$ 490	13%	144%
Transaction banking and other	74	(8)%	10%
Net revenues	564	10%	110%
Provision for credit losses	265	(66)%	59%
Operating expenses	605	20%	81%
Pre-tax earnings / (loss)	$ (306)	N.M.	N.M.
Net earnings / (loss)	$ (248)	N.M.	N.M.
Net earnings / (loss) to common	$ (253)	N.M.	N.M.
Average common equity	$ 3,935	(3)%	41%
Return on average common equity	(25.7)%	39.5pp	2.9pp

Platform Solutions Highlights

- 1Q23 net revenues more than doubled YoY
  - — Consumer platforms primarily reflected significantly higher average credit card balances
  - — Transaction banking and other reflected higher average deposit balances
- 1Q23 provision for credit losses reflected net charge-offs related to the credit card portfolio and growth in the point-of-sale loan portfolio, partially offset by modeled reserve releases
- 1Q23 select data[4]:
  - — Total assets of $59 billion
  - — Loan balance of $16 billion
  - — Net interest income of $548 million
  - — Active Consumer platforms customers of 13.8 million
  - — Transaction banking deposits of $71 billion

Platform Solutions Net Revenues ($ in millions)



$564
$490
$74
1Q23
$513
$433
$80
4Q22
$268
$201
$67
1Q22
Consumer platforms
Transaction banking and other

8

Loans and Net Interest Income

Loans by Segment[4] ($ in billions)



$178
$179
$166
$109
$108
$99
$53
$56
$57
$16
$15
$10
1Q23
4Q22
1Q22
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Net Interest Income by Segment ($ in millions)



$1,781
$2,074
$1,827
$347
$633
$698
$886
$928
$802
$548
$513
$327
1Q23
4Q22
1Q22
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Loans by Type[4]

$ in billions	1Q23	4Q22	1Q22
Corporate	$ 40	$ 40	$ 39
Commercial real estate	29	29	32
Residential real estate	22	23	24
Securities-based lending	16	17	17
Other collateralized lending	53	52	40
Installment	6	6	4
Credit cards	15	16	11
Other	2	2	3
Allowance for loan losses	(5)	(6)	(4)
Total loans	$ 178	$ 179	$ 166

1Q23 Metrics

3.0%
ALLL to Total Gross Loans, at Amortized Cost

1.7%
ALLL to Gross Wholesale Loans, at Amortized Cost

13.1%
ALLL to Gross Consumer Loans, at Amortized Cost

~80%
Gross Loans Secured

Loans and Net Interest Income Highlights[4]

- 1Q23 total loans were essentially unchanged QoQ
  - Gross loans by type: $170 billion - amortized cost, $7 billion - fair value, $6 billion - held for sale
  - Average loans of $179 billion
  - Total allowance for loan losses and losses on lending commitments was $5.78 billion ($5.03 billion for funded loans)
    - $3.25 billion for wholesale loans, $2.53 billion for consumer loans
  - Net charge-offs of $258 million for an annualized net charge-off rate of 0.6%
    - 0.0% for wholesale loans, 4.6% for consumer loans
- 1Q23 net interest income decreased 3% YoY, reflecting an increase in funding costs supporting trading activities, partially offset by higher loan balances
  - 1Q23 average interest-earning assets[3] of $1.39 trillion

9

Expenses Financial Results Expense Highlights n 1Q23 total operating expenses increased YoY vs. vs. — Non-compensation expenses were higher, reflecting: 1Q23 4Q22 1Q22 $ in millions o Impairments of ~$355 million related to consolidated real estate investments (in depreciation and amortization) Compensation and benefits $ 4,090 9% – o Inclusion of NNIP Transaction based 1,405 (2)% 13% o Higher technology expenses o Higher transaction based expenses 172 (20)% 6% Market development n The effective income tax rate for 1Q23 was 19.0%, up from the full year rate of 16.5% for 2022, primarily due to the impact of an increase in taxes on non-U.S. earnings and decreases in permanent tax benefits, partially offset by the impact of tax benefits on the settlement of Communications and technology 466 (3)% 10% employee share-based awards for 1Q23 compared with 2022 970 33% 97% Depreciation and amortization 3 Efficiency Ratio Occupancy 265 2% 6% 68.7% Professional fees 383 (23)% (12)% 59.7% 651 (9)% 4% Other expenses Total operating expenses $ 8,402 4% 9% 759 272% 6% Provision for taxes $ Effective Tax Rate 19.0% 10 1Q23 1Q22

Capital and Balance Sheet

Goldman Sachs

Capital[3,4]

	1Q23	4Q22	1Q22
Standardized CET1 capital ratio[8]	**14.8%**	15.0%	14.4%
Advanced CET1 capital ratio[8]	**14.5%**	14.4%	14.6%
Supplementary leverage ratio (SLR)	**5.8%**	5.8%	5.6%

Capital and Balance Sheet Highlights[3,4]

- Standardized CET1 capital ratio decreased QoQ
  - Increase in credit RWAs driven by increased exposures
- Advanced CET1 capital ratio increased QoQ
  - Decrease in both market and credit RWAs driven by reduced exposures
- Returned $3.41 billion of capital to common shareholders during the quarter
  - 7.1 million common shares repurchased for a total cost of $2.55 billion[3]
  - $868 million of common stock dividends
- Deposits decreased $12 billion QoQ, primarily reflecting a decrease in private bank deposits, partially offset by an increase in direct-to-consumer deposits
- BVPS increased 2.3% QoQ, driven by net earnings

Selected Balance Sheet Data[4]

$ in billions	1Q23	4Q22	1Q22
Total assets	**$ 1,538**	$ 1,442	$ 1,589
Deposits	**$ 375**	$ 387	$ 387
Unsecured long-term borrowings	**$ 241**	$ 247	$ 258
Shareholders' equity	**$ 117**	$ 117	$ 115
Average GCLA[3]	**$ 399**	$ 409	$ 375

Book Value

In millions, except per share amounts	1Q23	4Q22	1Q22
Basic shares[3]	**344.0**	350.8	356.4
Book value per common share	**$ 310.48**	$ 303.55	$ 293.31
Tangible book value per common share[1]	**$ 286.05**	$ 279.66	$ 275.13

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Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2022. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth or contraction, interest rate and inflation trends and volatility, (ii) the impact of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity, (iii) the timing, profitability, benefits and other prospective aspects of business initiatives, business realignment and the achievability of medium- and long- term targets and goals, (iv) the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer), (v) the firm’s prospective capital distributions (including dividends and repurchases), (vi) the firm’s future effective income tax rate, (vii) the firm’s Investment banking fees backlog and future results, (viii) the firm’s planned 2023 benchmark debt issuances, and (ix) the impact of Russia’s invasion of Ukraine and related sanctions and other developments on the firm’s business, results and financial position, are forward-looking statements. Statements regarding estimated GDP growth or contraction, interest rate and inflation trends and volatility are subject to the risk that actual GDP growth or contraction, interest rate and inflation trends and volatility may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary and fiscal policy. Statements about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Statements about the timing, profitability, benefits and other prospective aspects of business initiatives, business realignment and the achievability of medium- and long-term targets and goals are based on the firm’s current expectations regarding the firm’s ability to effectively implement these initiatives and realignment and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer), as well as its prospective capital distributions, are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from the U.S. IRS. Statements about the firm’s Investment banking fees backlog and future results are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak or worsening of hostilities, including the escalation or continuation of the war between Russia and Ukraine, continuing volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2023 benchmark debt issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the impact of Russia’s invasion of Ukraine and related sanctions and other developments on the firm’s business, results and financial position are subject to the risks that hostilities may escalate and expand, that sanctions may increase and that the actual impact may differ, possibly materially, from what is currently expected. 12

Footnotes

Goldman Sachs

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

Unaudited, $ in millions	AVERAGE FOR THE THREE MONTHS ENDED MARCH 31, 2023	AS OF MARCH 31, 2023	AS OF DECEMBER 31, 2022	AS OF MARCH 31, 2022
Total shareholders' equity	$ 116,819	$ 117,509	$ 117,189	$ 115,239
Preferred stock	(10,703)	(10,703)	(10,703)	(10,703)
Common shareholders' equity	106,116	106,806	106,486	104,536
Goodwill	(6,392)	(6,439)	(6,374)	(5,272)
Identifiable intangible assets	(1,985)	(1,965)	(2,009)	(1,209)
Tangible common shareholders' equity	$ 97,739	$ 98,402	$ 98,103	$ 98,055

2. Dealogic – January 1, 2023 through March 31, 2023.

3. For information about the following items, see the referenced sections in Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Annual Report on Form 10-K for the year ended December 31, 2022: (i) Investment banking fees backlog – see "Results of Operations – Global Banking & Markets" (ii) assets under supervision – see "Results of Operations – Asset & Wealth Management – Assets Under Supervision" (iii) efficiency ratio – see "Results of Operations – Operating Expenses" (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics" (v) share repurchase program – see "Capital Management and Regulatory Capital – Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about the following items, see the referenced sections in Part II, Item 8 "Financial Statements and Supplementary Data " in the firm's Annual Report on Form 10-K for the year ended December 31, 2022: (i) interest-earning assets – see "Statistical Disclosures – Distribution of Assets, Liabilities and Shareholders' Equity" and (ii) risk-based capital ratios and the supplementary leverage ratio – see Note 20 "Regulation and Capital Adequacy."

4. Represents a preliminary estimate for the first quarter of 2023 and may be revised in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2023.

5. Includes consolidated investment entities (CIEs) and other investments. CIEs are generally accounted for at historical cost less depreciation. Substantially all of the firm's CIEs are engaged in real estate investment activities. Assets held by CIEs of $11 billion as of March 31, 2023 and $12 billion as of December 31, 2022 were funded with liabilities of approximately $6 billion as of both March 31, 2023 and December 31, 2022. Substantially all such liabilities are nonrecourse, thereby reducing the firm's equity at risk.

6. Includes consolidated investment entities and other legacy investments the firm intends to exit over the medium term.

7. Includes approximately $700 million of loans that were transferred to Global Banking & Markets.

8. In 2022, based on regulatory feedback, the firm revised certain interpretations of the Capital Rules underlying the calculation of Standardized RWAs and Advanced RWAs. As of March 31, 2022, this change would have increased both Standardized RWAs and Advanced RWAs by approximately $5 billion to $687 billion and $679 billion, respectively. This change would have reduced both the firm's Standardized CET1 capital ratio of 14.4% and Advanced CET1 capital ratio of 14.6% by 0.1 percentage points.

13